UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________

FORM 8-K
_________________________________________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2019 (October 24, 2019)

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Cool Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(858) 373-1675
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWSM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Convertible Note Amendments

On October 25, 29 and 30, 2019, Cool Holdings, Inc. (the “Company”) entered into amendment agreements (the “Amendments”) with two debt holders (the “Holders”) to convert the outstanding aggregate principal amount of the convertible notes held by the Holders, and interest accrued thereon, into shares of common stock (the “Equity Securities”) of the Company at a conversion price of $0.51 per Equity Security (the “Conversion Price”).

The Holders that entered into Amendments with the Company consist of holders of: (i) a principal amount of $663,000 pursuant to 12.0% unsecured convertible notes (the “Convertible Notes”) issued on October 30, 2018; and (ii) a principal amount of $400,000 pursuant to Convertible Notes issued on May 16, 2019. Altogether, such Amendments have resulted in the conversion of $1,083,778.08 of indebtedness, including interest accrued, into 2,125,056 Equity Securities of the Company.

The Amendments also amended the exercise price of certain existing warrants (the “Existing Warrants”) held by Holders to $0.51 per share, and further adjusted the number of such Existing Warrants outstanding to be equal to the outstanding principal amount of the debt held by each Holder, divided by the Conversion Price.

Convertible Note Maturity Date Extension

On October 24, 2019, the Company also entered into amendments with the holders of a principal amount of $1,237,000 of debt pursuant to Convertible Notes issued in October 2018 to extend the maturity date thereof until either November 15, 2019, or December 31, 2019 (the “Maturity Date Extension”).

Sponsorship Agreement

Furthermore, on October 28, 2019, the Company and Simply Mac, Inc. (“Simply Mac”), a subsidiary of the Company, entered into an agreement (the “Sponsorship Agreement”) with Torque Esports Corp. (“Torque”) and Ideas & Cars Ltd. (“Ideas & Cars”), a subsidiary of Torque. Pursuant to the terms of the Sponsorship Agreement, Simply Mac is the sole and exclusive supplier of Apple products to Ideas & Cars until December 31, 2022, and is also now a sponsor for the “America’s Fastest Gamer” event produced by Ideas & Cars.  Ideas & Cars is committed to purchasing a minimum of $600,000 in Apple products from Simply Mac as follows: $150,000 worth of Apple product during the 2020 calendar year, less any amount of products purchased during the 2019 calendar year; $200,000 worth of Apple product during the 2021 calendar year; and $250,000 worth of Apple product during the 2022 calendar year (collectively, the “Apple Purchases”). In consideration for the Apple Purchases and featuring Simply Mac in its multimedia content, including a television show, either Simply Mac or its parent company, the Company, shall pay to Torque an amount of $2,550,000 in cash or Equity Securities of the Company, in the Company’s sole discretion, as follows: $150,000 within 60 days of entering into the Sponsorship Agreement; $600,000 in four equal installments during the 2020 calendar year; $800,000 in four equal installments during the 2021 calendar year; and $1,000,000 in four equal installments during the 2022 calendar year.  The Sponsorship Agreement is terminable for convenience by either the Company or Torque upon written notice to the other party at least 10 days prior to the end of each calendar quarter, with such termination effective as of the last day of such calendar quarter in which the notice is delivered.

The foregoing is a summary of certain material terms and conditions of the Amendments, Maturity Date Extension and Sponsorship Agreement, and is not a complete description thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the form of Amendments, Maturity Date Extension and Sponsorship Agreement attached to this Current Report on Form 8-K as Exhibits 4.1 to 4.4, and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.  In connection with the Convertible Note Amendments, the issuance of Equity Securities of the Company and warrants was made in reliance on the exemption from registration provided by Section 3(a)(9) the Securities Act of 1933, as amended (the “Act”), since the Equity Securities of the Company and warrants were issued in exchange for debt securities or warrants of the Company held by the Holders where no commission or other remuneration was paid or given, directly or indirectly, for soliciting such exchange. In connection with the Sponsorship Agreement, the issuance of Equity Securities of the Company will be made in reliance on the exemption from registration provided by Section 4(a)(2) the Act.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
4.1	Form of First Amendment to October 2018 12.0% Unsecured Convertible Note
4.2	Form of First Amendment to May 2019 12.0% Unsecured Convertible Note
4.3	Form of Amendment No. 1 to October 2018 12.0% Unsecured Convertible Note
4.4	Agreement dated October 28, 2019 among Torque Esports Corp., Ideas & Cars Ltd., Simply Mac, Inc. and Cool Holdings, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cool Holdings, Inc.
Date: October 30, 2019	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer